Execution Copy

Exhibit 10.1

AMENDMENT TO

COOPERATION AGREEMENT

This Amendment (this “Amendment”) is entered into as of this 8th day of August, 2019 (the “Effective Date”), to amend that certain Cooperation Agreement, dated as of February 28, 2019 (the “Agreement”), by and among SeaChange International, Inc. (the “Company”) and Karen Singer and TAR Holdings LLC, on behalf of themselves and their Associates and Affiliates (as such are defined in the Agreement) (collectively “Singer”) (each of the Company and Singer, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties desire to amend the Agreement to permit an increase in the beneficial ownership by Singer.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.	Amendment to Agreement.

1.01    Section 3(a) of the Agreement shall be and hereby is amended and restated to read in its entirety as follows:

(a)    purchase or cause to be purchased or otherwise acquire or agree to acquire beneficial ownership of any Common Stock or other securities issued by the Company, or any securities convertible into or exchangeable for Common Stock, such that Singer, together with its Affiliates and Associates (including for this purpose CCUR Holdings, Inc. and its Affiliates and Associates, regardless of whether CCUR Holdings, Inc. constitutes an Affiliate or Associate of Singer) would, in the aggregate, beneficially own a number of shares in excess of 25.0% of the then outstanding shares of Common Stock;

2.	Miscellaneous.

2.01    Effect. Except as amended hereby, the Agreement shall remain in full force and effect.

2.02    No Waiver. This Amendment is effective only in the specific instance and for the specific purpose for which it is executed and shall not be considered a waiver or agreement to amend as to any provision of the Agreement in the future.

2.03    Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Agreement unless the context clearly indicates or dictates a contrary meaning.

2.04    Agreement. Sections 10-14 and 17-18 of the Agreement are incorporated herein by reference, mutatis mutandis.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Mark Bonney
Name: Mark Bonney
Title: Executive Chair

KAREN SINGER

By:	/s/ Karen Singer
Name: Karen Singer

TAR HOLDINGS LLC

By:	/s/ Karen Singer
Name: Karen Singer
Title: Managing Member